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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of M&T Bank Corporation of our report dated January 10, 2000 appearing on page 64 of M&T Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading, "Experts" in such Joint Proxy Statement/Prospectus.



PricewaterhouseCoopers LLP
Buffalo, New York
June___, 2000